UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 1, 2022

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Colorado Boulevard, Denton, Texas		76210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (940) 898-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, the Board of Directors (the “Board”) of Sally Beauty Holdings, Inc. (the “Company”) elected Rachel R. Bishop, Ph.D., Jeffrey Boyer and Lawrence “Chip” Molloy as directors to serve until the 2023 annual meeting of the Company’s stockholders or until each of his or her earlier resignation or removal.  The Board has determined that each of Ms. Bishop, Mr. Boyer and Mr. Molloy is “independent” under the Corporate Governance Standards of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines.

Ms. Bishop, age 48, is President, Hefty Tableware at Reynolds Consumer Products (NASDAQ: REYN), where she oversees a $1Bn portfolio of consumer products and leads Reynolds’ ESG programming.  She was a member of the management team that led Reynolds through a successful IPO in January 2020.  Prior to joining Reynolds in 2019, she held senior positions with Treehouse Foods, Inc., (NYSE: THS) from 2014 through 2018, including President, Snacks Division and SVP & Chief Strategy Officer.  Her previous roles include GVP Retail Development and Global Merchandising at The Walgreen Co., now Walgreens Boots Alliance Inc., and started her business career with eight years at McKinsey & Company.  Ms. Bishop holds a Ph.D. in Materials Science and Engineering from Northwestern University, and a Bachelor of Science in Materials Science and Engineering, and in Geophysics from Brown University.

Mr. Boyer, age 64, currently serves as Chief Operating Officer of Fossil Group (NASDAQ: FOSL) after having held the role of Chief Financial Officer and Treasurer from October 2017 to April 2020.  Mr. Boyer also served as a director on Fossil Group’s Board from 2007 to 2017, including serving as Chair and a member of its Audit Committee.  Prior to joining Fossil Group, Mr. Boyer held Chief Financial Officer roles at Pier 1 Imports, Tuesday Morning, and Michaels Stores, Inc., among others. He began his career at PricewaterhouseCoopers.  Mr. Boyer holds a Bachelor of Science in Finance from the University of Illinois.

Mr. Molloy, age 61, currently serves as Chief Financial Officer of Sprouts Farmers Market (NASDAQ: SFM) having served as a director and Chair of the Audit and Compensation Committees of Sprouts’ board from 2012 to 2021 and Interim Chief Financial Officer of Sprouts from June 2019 to February 2020.  Previously, Mr. Molloy served as a director and Chair of Torrid’s Audit Committee from 2018 to 2021 and Interim Chief Executive Officer of Torrid from January 2018 through August 2018.  His previous roles include serving as Senior Advisor at Roark Capital Group, a private equity firm focused predominately on the restaurant and retail sectors, as well as holding Chief Financial Officer roles at Under Armour and Petsmart. Prior to his business career, Chip served as a U.S. Navy fighter pilot for 10 years, later retiring from the Naval Reserve with the rank of Commander. Mr. Molloy holds an MBA from the University of Virginia and a Bachelor of Science in Computer Science from the US Naval Academy.

Ms. Bishop, Mr. Boyer and Mr. Molloy will receive compensation for their service as directors in accordance with the Company’s Amended and Restated Independent Director Compensation Policy as described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on December 15, 2021.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Ms. Bishop, Mr. Boyer or Mr. Molloy and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Bishop, Mr. Boyer or Mr. Molloy and the Company that would be required to be reported.

The press release announcing the appointment of Ms. Bishop, Mr. Boyer and Mr. Molloy to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statement and Exhibits

(d)

Exhibit	Description

99.1	Press release dated August 1, 2022 announcing the appointment of Directors of Sally Beauty Holdings, Inc. on July 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

August 1, 2022	/s/ Denise Paulonis
Denise Paulonis
Director, President and Chief Executive Officer